                                                                   Exhibit 10.15

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE CONFIDENTIAL PORTIONS HAVE BEEN REDACTED AND ARE DENOTED BY [***]. THE CONFIDENTIAL PORTIONS HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.


                              ASSIGNMENT AGREEMENT

            Effective March 15, 1994, Andrew Pakula, of Lexington, Massachusetts, and James Bowie, of Culver City, California (the "Assignors"), and ScripTech Pharmaceuticals, Inc., a Delaware corporation ("ScripTech"), hereby act and agree as follows:

      1.    Definitions.

            "Affiliate" means any individual, partnership, corporation or other legal entity that directly, or indirectly through one of more intermediaries, controls, is controlled by, or is under common control with, the party of which it is stated to be an Affiliate.

            "Control" means possession, direct or indirect, of the power to direct or cause the direction of the management and policies of another entity or person, whether through the beneficial or record ownership of securities, by contract or otherwise.

            "First Commercial Sale" shall mean in each country, the first manufacture, use or sale of any Screened Product by ScripTech, its Affiliates or licensees, following approval of its marketing by the appropriate governmental agency for the country in which the sale is to be made and when governmental approval is not required, the first manufacture, use or sale in that country.

            "Improvement" shall mean any invention which constitutes an improvement of a Screening Procedure which is not Publicly Available.

            "Know How" means all information, knowledge and data of the Assignors which is necessary to practice any invention claimed by the Screening Patent Rights or for the use of any Screening Procedure, including, but not limited to, materials, formulations, processes, drawings, designs, test data and results, concepts and ideas.

            "Net Sales" means invoiced price less trade, quantity, cash and prompt payment discounts; allowances; returns; Medicaid rebates or rebates to governmental agencies; transportation costs; insurance charges; and duties and sales taxes separately itemized on the appropriate invoice or invoices. Sales by a person to an Affiliate of such person or by an Affiliate of such person to such person shall be excluded from Net Sales provided that such person or such Affiliate is purchasing for resale and any such resales, when made, are included in determining Net Sales. Net Sales shall include the fair market value of any other consideration received for any sales.

            "Publicly Available" as to one or more Screening Procedures shall mean that the Screening Procedure (i) has been disclosed fully and adequately for practice thereof in a publicly available document or (ii) has been described to third parties fully and adequately for practice thereof without being covered by an obligation of confidentiality and, as a result of such disclosure, is in use by other(s) in competition with ScripTech and/or its Affiliates and/or their licensees.

            "Screened Product" means any product which was identified by the use of a Screening Procedure or which is an analog or derivative of a product which was identified by the use of a screening Procedure.

            "Screening Patent Rights" means the patent applications set forth on Exhibit A attached hereto, the inventions claimed thereby, any patents issuing from any such patent applications, all applications for patents filed under the laws of countries other than the United States and all patents issuing thereon which applications and patents cover and/or claim any invention corresponding to any invention claimed by any patent application set forth on Exhibit A attached hereto, any continuations, continuations-in-part, divisions, reissues, extensions and renewals of any of the foregoing, and any Improvements.

            "Screening Procedure" means any screening procedure(s) described on Exhibit B attached hereto.

            "Valid Claim" shall mean a claim of an issued and unexpired patent or a pending patent application owned by or licensed to ScripTech or any of its Affiliates which has not been held permanently revoked, unenforceable or invalid by a decision of a court or other governmental agency of competent jurisdiction, unappealable or unappealed within the time allowed for appeal, or which has not been admitted to be invalid or unenforceable through reissue or disclaimer or otherwise.

      2.    Conveyance.

            2.1 Assignors hereby sell, assign, convey and transfer to ScripTech, and ScripTech hereby acquires from Assignors, all of Assignors' right, title and interest in and to the Screening Patent Rights and Know How and the Screening Procedure. In consideration therefor, ScripTech shall [***]

            2.2 Upon request, Assignors will sign all applications, assignments, instruments and papers and perform all acts reasonably requested by ScripTech to assign all the Screening Patent Rights, Know How and Screening Procedure fully and completely to ScripTech and to enable ScripTech, its successors, assigns and nominees, to secure and enjoy the full and exclusive benefits and advantages thereof. In the event ScripTech is unable to secure, after reasonable efforts, an Assignor's signature on any letters patent, copyrights or other analogous protection relating to a Screening Patent Right, Know How or Screening Procedure for any reason whatsoever, each Assignor hereby irrevocably designates and appoints ScripTech and its duly authorized officers and agents as the Assignor's agent and attorney-in-fact, to act for and in behalf and stead of the Assignor to execute and file any such application or applications and to do all other lawfully permitted acts to further the prosecution and issuance of letters patent, copyright or other analogous protection thereon with the same legal force and effect as if executed by the Assignor.

      3.    Representations and Warranties.

            Assignors represent and warrant that they are the lawful owner of all of the Screening Patent Rights, Know How and Screening Procedure; that they have good and undivided title to the same and the absolute right to sell, transfer and assign the same to ScripTech pursuant to this Agreement, free and clear of all license, encumbrances, restrictions, rights, title or interest in others, whether written or oral or express or implied and whether or not relating in any way to credit or the borrowing of money (but subject to applicable laws requiring the payment of fees in connection with the issuance or maintenance of patents); that they are not a party to or bound by any agreement, instrument, arrangement, contract, obligation, commitment or understanding of any character, whether written or oral, express or implied, other than this Agreement, relating to the Screening Patent Rights, Know How or Screening Procedure; and that they do not have any knowledge of any material misrepresentation in connection with the procurement of the Screening Patent Rights.

      4.    Royalties.

            4.1 ScripTech shall pay to Assignors a royalty of (a) [***] of Net Sales of any Screened Product sold by ScripTech and its Affiliates (i) the making, use or sale of which by an unlicensed third party would constitute an infringement of a Valid Claim pertaining to the Screened Product in the country where the Screened Product was made, used or sold and
(ii) which has been identified through a Screening Procedure (A) not Publicly Available as of the date of the identification thereof or (B) covered by a Valid Claim of an issued and unexpired patent or pending patent application in the country of sale included in the Screening Patent Rights; (b) [***] of Net Sales of any Screened Product sold by ScripTech and its Affiliates (i) the making, use or sale of which by an unlicensed third party would not constitute an infringement of a Valid Claim pertaining to the Screened Product in the country where the Screened Product was made, used or sold and (ii) which has been identified through a Screening Procedure (A) not Publicly Available as of the date of the identification thereof or (B) covered by a Valid Claim of an issued and unexpired patent or pending patent application in the country of sale included in the Screening Patent Rights; and (c) [***] of Net Sales of any Screened Product sold by ScripTech and its Affiliates (i) the making, use or sale of which by an unlicensed third party would constitute an infringement of a Valid Claim pertaining to the Screened Product in the country where the Screened Product was made, used or sold and (ii) which has been identified through a Screening Procedure (A) Publicly Available as of the date of the identification thereof and (B) not covered by a Valid Claim of an issued and unexpired patent or pending patent application in the country of sale included in the Screening Patent Rights.

            4.2 In the event ScripTech or its Affiliate licenses and/or sublicenses to a third party the right to make, use or sell a Screened Product, ScripTech shall pay to the Assignors the greater of (a) [***] of all royalties received by ScripTech from the licensee and/or sublicensee pursuant to such license or sublicense and (b) the amount Assignors would have been entitled to receive pursuant to Section 4.1 if the Screened Product had been sold by ScripTech and/or its Affiliates; provided, however, that for the purposes of (a) above, royalties paid to ScripTech by one of its Affiliates in respect of a Screened Product shall not be counted if such Affiliate is receiving royalties from a sublicensee in respect of the same Screened Product.

            4.3 In the event ScripTech or its Affiliate licenses, and/or sublicenses to a third party the right to use the Screening Procedure, ScripTech shall pay to Assignors the greater of (a) [***] of all royalties received by ScripTech or its Affiliate from the licensee and/or sublicensee pursuant to such license or sublicense and (b) the amount Assignors would have been entitled to receive pursuant to Section 4.1 if a Screened Product identified by the licensed Screening Procedure had been sold by ScripTech and/or its Affiliates; provided, however, that for the purposes of (a) above, royalties paid to ScripTech by one of its Affiliates in respect of a Screening Procedure shall not be counted if such Affiliate is receiving royalties from a sublicensee in respect of the same Screeninq Procedure.

            4.4 All payments by ScripTech hereunder shall be paid [***] to Andrew Pakula and [***] to

James Bowie. There shall be but a single royalty obligation under this Agreement for each unit of product sold, and in no event shall ScripTech be obligated to make payments under this Agreement aggregating in excess of [***]

            4.5 (a) All payments provided for in this Section 4 shall be paid in United States dollars by ScripTech within [***] following the termination of each calendar quarter (the first such quarter to be that in which payments first accrue pursuant to this Section 4) in an amount equal to the payment accruing during that calendar quarter measured in currency of the country in which sales shall have been made and converted into United States dollars at the noon buying rate in New York City for cable transfers in such foreign currency as announced by the Federal Reserve Bank of New York for customs purposes on the last day of such calendar quarter.

            (b) The payments shall be accompanied by reports which shall indicate the sales by party for the previous calendar quarter and shall show the amounts due with sufficient information to enable confirmation by Assignors of the following:

      (i) Quantity of Screened Product subject to royalty sold (by country) by ScripTech and its Affiliates and licensees;

      (ii) Total receipts for each Screened Product subject to royalty payments hereulder (by country) and a breakdown as to whether such royalty is payable pursuant to Section 4.1(a), 4.1(b) or 4.1(c) hereunder;

      (iii) Total royalties payable to Assignors;

      (iv) Royalties received from licensees and sublicensees and data equivalent to (i) and (ii) above as to licensee activity;

      (v) All other revenue realized by ScripTech, its Affiliates and their licensees from commercial exploitation of Screening Procedures, Screened Products and/or Screening Patent Rights; and

      (vi) Calculation of the basis of any foreign currency conversion required hereunder in connection with each calendar quarterly payment.

ScripTech shall maintain, and shall cause its Affiliates and their licensees to maintain, accurate books of account containing such information as may be necessary to allow Assignors to confirm the calculations of royalties payable hereunder. Such books of account shall be kept at the respective principal places of business of ScripTech, its Affiliates and their licensees and shall be available for audit (solely for the purpose of confirming the accuracy of payments hereunder), not more often than once in any period of eleven consecutive months, by a firm of certified public accountants designated by Assignors at reasonable times for three years following the end of the calendar year during which the royalties in respect of the sales recorded in such books of account are paid hereunder. Such audits shall be at the sole expense of Assignors, provided that if any audit shows under-reporting of any calendar quarter payment by more than [***] ScripTech shall reimburse Assignors for the full cost of such audit. If Assignors do not elect within [***] of the close of any calendar year to have the records of ScripTech and its Affiliates audited, Assignors shall be deemed to have agreed that such payments made by ScripTech for the preceding calendar year were complete and accurate in all respects. Assignors agree that all information obtained pursuant to this Section 4 shall be kept confidential.

            4. 6 If by law, regulation, or fiscal policy of a particular country, conversion or transfer into United States Dollars is restricted or forbidden, notice thereof in writing shall be given by ScripTech to Assignors and the payments in question shall be made through such lawful means or methods as ScripTech may determine. If ScripTech shall fail to designate a lawful means or method of payment within [***] after such notice is given to ScripTech, the payment by ScripTech shall be made by the deposit thereof in local currency to the credit of Assignors in a recognized local banking institution designated by ScripTech. When, in any country, the laws or regulations prohibit both the transmittal and deposit of royalties on sales in such country, payments shall be suspended for as long as such prohibition is in effect and, as soon as such prohibition ceases to be in effect, all royalties that ScripTech would have been required to transmit or deposit, but for the prohibition, shall forthwith be transmitted or deposited promptly to the extent allowable as the case may be. An accounting of royalties due on sales in any country where royalty payments are suspended as aforesaid shall be provided by ScripTech to Assignors upon request, but not more frequently than quarterly.

            4.7 All turnover and other taxes levied on account of royalty payments under this Agreement shall be borne and paid by Assignors for their own account, including taxes levied thereon as income to Assignors and for which provision is made in law or by regulation for withholding, in which event such taxes shall be deducted from such payments, paid by ScripTech to the proper taxing authority, and a receipt of payment of the tax obtained and sent to Assignors.

            4.8 Notwithstanding the provisions of this Section 4, Assignors agree to reconsider and to renegotiate in good faith the provisions hereof from time to time at the request of ScripTech if ScripTech can demonstrate that despite its commercially reasonable efforts the then current royalty rates effectively and materially diminish the capability of ScripTech and its Affiliates and licensees to exploit any product for which a payment may be due and owing hereunder or to respond to competitive conditions in the market(s) for any such product. Nothing contained in this Section 4.8, however, shall obligate the Assignors to agree to any reduction in the current royalty rates hereunder.

      5.    ScripTech's Efforts.

            ScripTech will use reasonable commercial efforts, consistent with its financial resources and corporate objectives as conclusively determined by its Board of Directors, to develop, sell and market Screened Products, but no assurances can be given that ScripTech will be successful in this regard.

      6.    Payment Term.

            The obligation of ScripTech to make payments pursuant to Section 4 shall terminate on a country-by-country basis on the earlier of (a) such time as there no longer exists any Valid Claim pertaining to the Screened Product in such country or (b) [***] from the date of the First Commercial Sale of a Screened Product in such country.

      7.    Arbitration; Governing Law.

            7.1 Failing settlement, all disputes arising in connection with this Agreement may only be resolved by arbitration in Boston, Massachusetts, under the Commercial Arbitration Rules of the American Arbitration Association before three arbitrators appointed in accordance with said Rules. The decision of the arbitrators shall be final, binding and conclusive upon the parties and they shall comply with such decision in good faith, provided that the arbitrators shall have set forth in writing to the parties the reasons for their findings and shall award the prevailing party, in addition to any other damages awarded, the costs and expenses of the prevailing party in the arbitration, including counsel fees. Each party hereby submits itself to the jurisdiction of the federal district courts of the place where the arbitration is held for the entry of judgment with respect to any arbitration hereunder. Notwithstanding the foregoing, judgment upon the award may be entered in any court having jurisdiction over the parties.

            7.2 This Agreement shall be construed and enforced in accordance with the laws of the Commonwealth of Massachusetts without regard to conflicts-of-law principles.

      8.    Force Majeure.

            Except for the obligations relating to the payment of money, neither party shall be liable for any loss, damage or penalty resulting from delays or failures in performance resulting from acts of God or other causes beyond its or his control. Each party agrees to notify the other party of any circumstance delaying its or his performance and to resume performance as soon thereafter as is reasonably practicable.

      9.    Joint and Several.

            The representations, warranties, agreements and obligations of the Assignors under this Agreement shall be joint and several.

      10.   Waiver.

            No waiver, alteration or modification of any of the provisions hereof shall be binding unless made in writing and executed by all of the parties hereto. No waiver of any one or more defaults in the performance of any provision of this Agreement shall operated as a waiver of any future default whether of a like character or not.

      11.   No Present intention

            ScripTech represents and warrants to Assignors that it has no present intentention to cause the Screening Procedures to become Publicly Available.

      12.   Notices.

            All notices, requests, demands and other communications which are required or may be given pursuant to the terms of this Agreement shall be in writing and shall be deemed duly given when delivered by hand or mailed by certified or registered mail, postage prepaid and return receipt requested, as follows:

If to ScripTech, to:                                One Joslin Place
                                                    Boston, MA 02215
                                                    Attn: President

If to Andrew Pakula, to:                            26 Normandy Road
                                                    Lexington, MA 02173

If to James Bowie, to                           4243 Le Bourget Avenue
                                                Culver City, California 90232

      13.   Entire Agreement

            This Agreement embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter.

      14.   Successors and Assigns

            This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective personal. representatives, successors and assigns.

            IN WITNESS WHEREOF, each of the parties has caused this Agreement, to be executed and duly sealed by its duly authorized representative as of the date hereof.

                                          SCRIPTECH PHARMACEUTICALS, INC.


                                         By /s/ Thomas A. Bologna
                                            ----------------------
                                             Its President & CEO

                                            /s/ Andrew Pakula
                                            ----------------------
                                            Andrew Pakula

                                            /s/ James Bowie
                                            ----------------------
                                            James Bowie

19108

                                                                      EXHIBIT A

                        UNITED STATES PATENT APPLICATION

Filing Date              Serial No.                       Title
-----------              ----------                       -----

  6/21/93                08/080,829         "A SCREENING METHOD FOR IDENTIFYING
                                            LIGANDS FOR TARGET PROTEINS"

19108/99

Exhibit B

Screening Procedure:

      The screening procedures known collectively as ATLAS are based upon the principle that [***] The Procedure involves the following steps:



                                     [***]

                              AMENDMENT AGREEMENT

      Reference is made to that Assignment Agreement effective March 15, 1994 by and among Andrew Pakula, James Bowie and ScripTech Pharmaceuticals, Inc. (the "Agreement").

      1. Section 4.2 of the Agreement is hereby deleted in its entirety and the following is substituted therefor:

            "4.2 In the event ScripTech or its Affiliate licenses and/or sublicenses to a third party the right to make, use or sell a Screened Product, ScripTech shall pay to the Assignors [***] of all royalties received by ScripTech or its Affiliate from the licensee and/or sublicensee pursuant to such license and/or sublicense."

      2. Section 4.3 of the Agreement is hereby deleted in its entirety and the following is substituted therefor:

            "4.3 In the event ScripTech or its Affiliate licenses and/or sublicenses to a third party the right to use the Screening Procedure, ScripTech shall pay to Assignors [***] of all royalties received by ScripTech or its Affiliate from the licensee and/or sublicensee pursuant to such license and/or sublicense."

      3. Except as hereby amended, the Agreement shall continue in full force and effect.

      WITNESS the execution hereof as an instrument under seal as of this 10th day of June, 1994.


                                             /s/ Andrew Pakula
                                             ----------------------
                                                 Andrew Pakula

                                             ----------------------
                                                 James Bowie

                                             SCRIPTECH PHARMACEUTICALS, INC.

                                             By /s/ Thomas A. Bologna
                                             ----------------------
                                             Its President & CEO


44221

                               AMENDMENT AGREEMENT

      Reference is made to that Assignment Agreement effective March 15, 1994 by and among Andrew Pakula, James Bowie and ScripTech Pharmaceuticals, Inc. (the "Agreement").

      1. Section 4.2 of the Agreement is hereby deleted in its entirety and the following is substituted therefor:

            "4.2 In the event ScripTech or its Affiliate licenses and/or sublicenses to a third party the right to make, use or sell a Screened Product, ScripTech shall pay to the Assignors [***] of all royalties received by ScripTech or its Affiliate from the licensee and/or sublicensee pursuant to such license and/or sublicense."

      2. Section 4.3 of the Agreement is hereby deleted in its entirety and the following is substituted therefor:

            "4.3 In the event ScripTech or its Affiliate licenses and/or sublicenses to a third party the right to use the Screening Procedure, ScripTech shall pay to Assignors [***] of all royalties received by ScripTech or its Affiliate from the licensee and/or sublicensee pursuant to such license and/or sublicense."

      5. Except as hereby amended, the Agreement shall continue in full force and effect.

      WITNESS the execution hereof as in instrument under seal as of this 10th day of June, 1994.

                                               ---------------------------
                                               Andrew Pakula


                                               /s/ James Bowie
                                               ---------------------------
                                               James Bowie

                                               SCRIPTECH PHARMACEUTICALS, INC.


                                               /s/ Thomas A. Bologna
                                               ---------------------------
                                               Its President & CEO